Exhibit 99.1

NEWS RELEASE

Gray Reports Record Operating Results for the Quarter Ended September 30, 2020

Atlanta, Georgia – November 5, 2020. . . Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN) today announced financial results for the third quarter ended September 30, 2020. The impact of the novel coronavirus and its disease (collectively, “COVID-19”) on economic activity continued to impact our revenues and results for the third quarter and nine-months ended September 30, 2020. Despite these macroeconomic challenges, we increased our cash on hand by $88 million in the third quarter and repurchased $10 million of our common stock. Key financial results are as follows:

●

Our revenue for the third quarter of 2020 was $604 million, an increase of $87 million, or 17%, from the third quarter of 2019. The primary components of revenue were: combined local and national broadcast advertising revenue of $237.0 million, political advertising revenue of $128 million, and retransmission revenue of $217 million.

●	Net income attributable to common stockholders for the third quarter of 2020 was $109 million, or $1.14 per fully diluted share, increasing $63 million, or 137% from the third quarter of 2019.

●

Broadcast Cash Flow for the third quarter of 2020, was $271 million increasing $79 million, or 41%, from the third quarter of 2019. Our Adjusted EBITDA for the third quarter of 2020 was $261 million, an increase of $80 million, or 44%, from the third quarter of 2019.

●

As anticipated, COVID-19 continued to have an adverse impact upon our business in the third quarter of 2020, although our results continue to recover. In particular, while our total revenue increased by 17%, in the third quarter of 2020, our combined local and national broadcast revenue, excluding political revenue (“Total Core Revenue”), for the third quarter 2020 only decreased by approximately 14% compared to the third quarter of 2019. In addition, the year-over-year declines in Total Core Revenue continued their sequential improvement through the third quarter of 2020 as follows: July declined 16%, August and September each declined by only 12%. Our total revenue performed better in the third quarter than our Total Core Revenue on a year-over-year basis, because of continuing growth of retransmission consent revenue and especially because of the growth of political advertising revenue in the current “on-year” of the two-year political advertising cycle.

●

As of September 30, 2020, our total leverage ratio, as defined in our senior credit facility, was 4.24 times on a trailing eight-quarter basis, netting our total cash balance of $467 million and giving effect to all Transaction Related Expenses (as defined below). We have not drawn any amounts from our $200 million revolving credit facility, and, as a result, we are not subject to any maintenance covenants in our credit facilities at this time.

●

During the third quarter of 2020, we repurchased 649,000 shares of our common stock at an average price of $15.67 per share, including commissions, for a total cost of approximately $10 million. During the first nine-months of 2020, we repurchased approximately 4.5 million shares of our common stock on the open market at an average price of $13.23 per share, including commissions, for a total cost of approximately $59 million. We have not repurchased any shares since the close of the third quarter. Currently, we have 89,112,965 common shares and 7,048,006 Class A common shares outstanding. On November 4, 2020, our Board of Directors authorized the repurchase of up to an additional $150 million of outstanding common stock (GTN) and/or Class A common stock (GTN.A) through December 31, 2023. This additional authorization increases the total capacity under our share repurchase program to $220 million when combined with the approximately $70 million remaining under our previous authorization.

4370 Peachtree Road, NE, Atlanta, GA 30319 | P 404.504.9828 F 404.261.9607 | www.gray.tv

●

On October 19, 2020, we issued $800 million of 4.75% senior notes due 2030 (the “2030 Notes”). We used the net proceeds from the offering, after deducting transaction fees and estimated expenses, to redeem all of our outstanding 2024 Notes and to pay all fees and expenses in connection with the offering, including the redemption premium applicable to the 2024 Notes. We intend to use the remaining net proceeds for general corporate purposes, which could include the repayment of outstanding debt from time to time.

Government and private measures adopted to limit the spread of COVID-19 have affected, and are continuing to affect, our businesses in a number of ways. Although there has recently been a gradual decline in those measures, we have generally continued to experience a reduction in demand for advertising across our television stations and digital platforms, a significant reduction in demand in the market for the video production of sporting and other events by our production companies, and reductions in the supply of programming, especially sports content, provided by television networks. The extent to which some of the effects of the COVID-19 crisis continues to impact our business depends on numerous evolving factors; we believe, however, that some of our programming and production activities are beginning to rebound. Despite the adverse developments, we have experienced significant increases in viewership of our local newscasts and related digital assets.

The net impact of these factors has had an adverse effect on our financial and operational results during the past seven months. The ultimate duration and impact of these disruptions cannot be predicted at this time. In light of this uncertainty, the Company cannot provide guidance for the three-month period ending on December 31, 2020. Notwithstanding the foregoing, however, we continue to anticipate that in calendar year 2020, our political advertising revenue will be between $380 million to $385 million and the Company will remain free cash flow positive. Our estimated range of political advertising revenue for calendar year 2020 is based on orders received as of November 3, 2020.

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2020

Selected Operating Data (unaudited)

	As-Reported Basis
	Three Months Ended September 30,
			% Change		% Change
			2020 to		2020 to
	2020	2019	2019	2018	2018
	(dollars in millions)
Revenue (less agency commissions):
Broadcast	$593	$501	18%	$279	113%
Production companies	11	16		-
Total revenue	$604	$517	17%	$279	116%

Political advertising	$128	$22	482%	$48	167%

Operating expenses (1):
Broadcast	$326	$316	3%	$145	125%
Production companies	$8	$13		$-
Corporate and administrative	$15	$14	7%	$11	36%

Net income attributable to common stockholders	$109	$46	137%	$61	79%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$271	$192	41%	$135	101%
Broadcast Cash Flow Less Cash Corporate Expenses	$260	$180	44%	$125	108%
Free Cash Flow	$139	$92	51%	$73	90%

	As-Reported Basis
	Nine Months Ended September 30,
			% Change		% Change
			2020 to		2020 to
	2020	2019	2019	2018	2018
	(dollars in millions)
Revenue (less agency commissions):
Broadcast	$1,557	$1,481	5%	$756	106%
Production companies	32	62		-
Total revenue	$1,589	$1,543	3%	$756	110%

Political advertising	$185	$30	517%	$72	157%

Operating expenses (1):
Broadcast	$985	$986	0%	$437	125%
Production companies	$32	$57		$-
Corporate and administrative	$47	$83		$30	57%

Net income attributable to common stockholders	$147	$46	220%	$123	20%

Non-GAAP Cash Flow (2):
Broadcast Cash Flow	$575	$500	15%	$321	79%
Broadcast Cash Flow Less Cash Corporate Expenses	$536	$424	26%	$294	82%
Free Cash Flow	$259	$165	57%	$165	57%

(1)	Excludes depreciation, amortization and (gain) loss on disposal of assets.
(2)	See definition of non-GAAP terms and a reconciliation of the non-GAAP amounts to net income included elsewhere herein.

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2020

Results of Operations for the Third Quarter of 2020

	Three Months Ended September 30,
	2020		2019		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$188	31.1%	$218	42.2%	$(30)	(14)%
National	49	8.1%	56	10.8%	(7)	(13)%
Political	128	21.2%	22	4.3%	106	482%
Retransmission consent	217	35.9%	196	37.9%	21	11%
Production companies	11	1.8%	16	3.1%	(5)	(31)%
Other	11	1.9%	9	1.7%	2	22%
Total	$604	100.0%	$517	100.0%	$87	17%

Total local and national revenue combined ("Total Core Revenue")	$237	39.2%	$274	53.0%	$(37)	(14)%

Operating expenses (before depreciation, amortization and (gain) loss on disposal of assets):
Broadcast:
Station expenses	$200	61.4%	$208	65.9%	$(8)	(4)%
Retransmission expense	125	38.3%	105	33.2%	20	19%
Transaction Related Expenses	-	0.0%	1	0.3%	(1)	(100)%
Non-cash stock-based compensation	1	0.3%	2	0.6%	(1)	(50)%
Total broadcast expense	$326	100.0%	$316	100.0%	$10	3%

Production companies expense	$8		$13		$(5)	(38)%

Corporate and administrative:
Corporate expenses	$10	66.6%	$10	71.4%	$-	0%
Transaction Related Expenses	1	6.7%	1	7.1%	-	0%
Non-cash stock-based compensation	4	26.7%	3	21.4%	1	33%
Total corporate and administrative expense	$15	100.0%	$14	100.0%	$1	7%

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2020

Results of Operations for the Nine-Months Ended September 30, 2020

	Nine Months Ended September 30,
	2020		2019		Amount	Percent
		Percent		Percent	Increase	Increase
	Amount	of Total	Amount	of Total	(Decrease)	(Decrease)
Revenue (less agency commissions):
Local (including internet/digital/mobile)	$549	34.6%	$655	42.4%	$(106)	(16)%
National	136	8.6%	162	10.5%	(26)	(16)%
Political	185	11.6%	30	1.9%	155	517%
Retransmission consent	650	40.9%	601	39.0%	49	8%
Production companies	32	2.0%	62	4.0%	(30)	(48)%
Other	37	2.3%	33	2.2%	4	12%
Total	$1,589	100.0%	$1,543	100.0%	$46	3%

Total local and national revenue combined ("Total Core Revenue")	$685	43.2%	$817	52.9%	$(132)	(16)%

Operating expenses (before depreciation, amortization and (gain) loss on disposal of assets):
Broadcast:
Station expenses	$610	61.9%	$632	64.1%	$(22)	(3)%
Retransmission expense	371	37.7%	313	31.7%	58	19%
Transaction Related Expenses	-	0.0%	38	3.9%	(38)	(100)%
Non-cash stock-based compensation	4	0.4%	3	0.3%	1	33%
Total broadcast expense	$985	100.0%	$986	100.0%	$(1)	0%

Production companies expense	$32		$57		$(25)	(44)%

Corporate and administrative:
Corporate expenses	$38	80.9%	$42	50.6%	$(4)	(10)%
Transaction Related Expenses	1	2.1%	34	41.0%	(33)	(97)%
Non-cash stock-based compensation	8	17.0%	7	8.4%	1	14%
Total corporate and administrative expense	$47	100.0%	$83	100.0%	$(36)	(43)%

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2020

Transaction Related Expenses

From time to time, we have incurred incremental expenses (“Transaction Related Expenses”) that were specific to acquisitions, divestitures and financing activities, including but not limited to legal and professional fees, severance and incentive compensation and contract termination fees. In addition, we have recorded certain non-cash stock-based compensation expenses. These expenses are summarized as follows (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Transaction Related Expenses:
Broadcast	$-	$1	$-	$38
Corporate and administrative	1	1	1	34
Total Transaction Related Expenses	$1	$2	$1	$72

Total non-cash stock-based compensation	$5	$5	$12	$10

Taxes

During the 2020 and 2019 nine-month periods, we made aggregate federal and state income tax payments of approximately $50 million and $12 million, respectively. During the remainder of 2020, we anticipate making income tax payments (net of refunds) of approximately $7 million. We have approximately $438 million of federal operating loss carryforwards, which expire during the years 2023 through 2037. We expect to have federal taxable income in the carryforward periods. We therefore believe that these federal operating loss carryforwards will be fully utilized. Additionally, we have an aggregate of approximately $677 million of various state operating loss carryforwards, of which we expect that approximately half will be utilized.

On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, contains modifications on the limitation of business interest for tax years beginning in 2019 and 2020, and permits net operating loss (“NOL”) carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. In addition, the CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. We will continue to monitor and assess the impact the CARES Act may have on our business and financial results.

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2020

Detailed table of operating results

Gray Television, Inc.
Selected Operating Data (Unaudited)
(in millions except for net income per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2020	2019	2020	2019

Revenue (less agency commissions):
Broadcasting	$593	$501	$1,557	$1,481
Production companies	11	16	32	62
Total revenue (less agency commissions)	604	517	1,589	1,543
Operating expenses before depreciation, amortization and gain on disposal of assets, net:
Broadcast	326	316	985	986
Production companies	8	13	32	57
Corporate and administrative	15	14	47	83
Depreciation	27	20	69	60
Amortization of intangible assets	26	29	78	86
Gain on disposal of fixed assets, net	(10)	(14)	(23)	(27)
Operating expenses	392	378	1,188	1,245
Operating income	212	139	401	298
Other income (expense):
Miscellaneous (expense) income, net	(2)	-	(5)	4
Interest expense	(45)	(57)	(143)	(173)
Income before income taxes	165	82	253	129
Income tax expense	43	23	67	44
Net income	122	59	186	85
Preferred stock dividends	13	13	39	39
Net income attributable to common stockholders	$109	$46	$147	$46

Basic per share information:
Net income attributable to common stockholders	$1.15	$0.46	$1.52	$0.46
Weighted-average shares outstanding	95	100	97	100

Diluted per share information:
Net income attributable to common stockholders	$1.14	$0.46	$1.52	$0.46
Weighted-average shares outstanding	96	101	97	100

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2020

Other Financial Data

	As of
	September 30, 2020	December 31, 2019
	(in millions)

Cash	$467	$212
Long-term debt including current portion	$3,706	$3,697
Series A perpetual preferred stock	$650	$650
Borrowing availability under our senior credit facility	$200	$200

	Nine Months Ended September 30,
	2020	2019
	(in millions)

Net cash provided by operating activities	$488	$255
Net cash used in investing activities	(129)	(2,646)
Net cash (used in) provided by financing activities	(104)	1,298
Net increase (decrease) in cash	$255	$(1,093)

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2020

The Company

We are a television broadcast company headquartered in Atlanta, Georgia, that is the largest owner of top-rated local television stations and digital assets in the United States (“U.S.”). Gray currently owns and/or operates television stations and leading digital properties in 94 television markets that collectively reach approximately 24 percent of U.S. television households. Over calendar year 2019, Gray’s stations were ranked first in 69 markets, and first and/or second in 87 markets, as calculated by Comscore, Inc.’s audience measurement service. We also own video program production, marketing, and digital businesses including Raycom Sports, Tupelo-Raycom, and RTM Studios, the producer of PowerNation programs and content, which we refer to collectively as our “production companies.”

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are not statements of historical facts, and may include, among other things, statements regarding our current expectations and beliefs of operating results for future periods, future income tax payments and other future events. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of the date hereof. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report for the quarter ended March 31, 2020, and may be contained in reports subsequently filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov.

Conference Call Information

We will host a conference call to discuss our third quarter operating results on November 5, 2020. The call will begin at 11:00 AM Eastern Time. The live dial-in number is 1 (855) 493-3489 and the confirmation code is 5369129. The call will be webcast live and available for replay at www.gray.tv. The taped replay of the conference call will be available at 1 (855) 859-2056, Confirmation Code: 5369129 until December 4, 2020.

Gray Contacts:

Web site: www.gray.tv

Hilton H. Howell, Jr., Executive Chairman and Chief Executive Officer, 404-266-5512

Pat LaPlatney, President and Co-Chief Executive Officer, 404-266-8333

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-266-8333

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2020

Effects of Acquisitions and Divestitures on Our Results of Operations and Non-GAAP Terms

From time to time, Gray supplements its financial results prepared in accordance with GAAP by disclosing the non-GAAP financial measures Broadcast Cash Flow, Broadcast Cash Flow Less Cash Corporate Expenses, Operating Cash Flow as defined in the Senior Credit Agreement, Free Cash Flow, Adjusted EBITDA and Total Leverage Ratio, Net of All Cash. These non-GAAP amounts are used by us to approximate amounts used to calculate key financial performance covenants contained in our debt agreements and are used with our GAAP data to evaluate our results and liquidity.

We define Broadcast Cash Flow as net income or loss plus loss from early extinguishment of debt, non-cash corporate and administrative expenses, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Broadcast Transactions Related Expenses and broadcast other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Broadcast Cash Flow Less Cash Corporate Expenses as net income or loss plus loss from early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits and payments for program broadcast rights.

We define Operating Cash Flow as defined in our Senior Credit Agreement as net income or loss plus loss from early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses, other adjustments, certain pension expenses, synergies and other adjustments less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income and contributions to pension plans.

Operating Cash Flow as defined in our Senior Credit Agreement gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on September 30, 2018. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the acquisitions. Certain of the financial information related to the acquisitions has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from this financial information if the Acquisitions had been completed on the stated date. In addition, the presentation of Operating Cash Flow as defined in the Senior Credit Agreement and the adjustments to such information, including expected synergies resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act of 1933.

We define Free Cash Flow as net income or loss plus loss from early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization (including amortization of intangible assets and program broadcast rights), any loss on disposal of assets, any miscellaneous expense, any income tax expense, non-cash 401(k) expense, Transactions Related Expenses, broadcast other adjustments, certain pension expenses, synergies, other adjustments and amortization of deferred financing costs less any gain on disposal of assets, any miscellaneous income, any income tax benefits, payments for program broadcast rights, pension income, contributions to pension plans, preferred dividends, purchase of property and equipment (net of reimbursements) and income taxes paid (net of any refunds received).

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2020

We define Adjusted EBITDA as net income or loss, plus loss from early extinguishment of debt, non-cash stock-based compensation, depreciation and amortization of intangible assets, any loss on disposal of assets, any miscellaneous expense, interest expense, any income tax expense, non-cash 401(k) expense, Transaction Related Expenses less any gain on disposal of assets, any miscellaneous income and any income tax benefits.

Our Total Leverage Ratio, Net of All Cash is determined by dividing our Adjusted Total Indebtedness, Net of All Cash, by our Operating Cash Flow as defined in our Senior Credit Agreement, divided by two. Our Adjusted Total Indebtedness, Net of All Cash, represents the total outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement, less all cash (excluding restricted cash). Our Operating Cash Flow, as defined in our Senior Credit Agreement, divided by two, represents our average annual Operating Cash Flow as defined in our Senior Credit Agreement for the preceding eight quarters.

We define Transaction Related Expenses as incremental expenses incurred specific to acquisitions and divestitures, including, but not limited to, legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line-items from our selected operating data, net of Transaction Related Expenses, in order to present a more meaningful comparison between periods of our operating expenses and our results of operations.

These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2020

Reconciliation of Non-GAAP Terms on As Reported Basis, in millions:

	Three Months Ended
	September 30,
	2020	2019	2018
Net income	$122	$59	$61
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	27	20	13
Amortization of intangible assets	26	29	5
Non-cash stock-based compensation	5	5	2
Gain on disposal of assets, net	(10)	(14)	(3)
Miscellaneous expense, net	2	-	-
Interest expense	45	57	25
Income tax expense	43	23	22
Amortization of program broadcast rights	9	10	5
Payments for program broadcast rights	(9)	(9)	(5)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	11	12	10
Broadcast Cash Flow	271	192	135
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	(11)	(12)	(10)
Broadcast Cash Flow Less Cash Corporate Expenses	260	180	125
Contributions to pension plans	(3)	(3)	(2)
Interest expense	(45)	(57)	(25)
Amortization of deferred financing costs	3	3	1
Preferred dividends	(13)	(13)	-
Purchase of property and equipment	(19)	(29)	(15)
Reimbursements of property and equipment purchases	5	15	4
Income taxes paid, net of refunds	(49)	(4)	(15)
Free Cash Flow	$139	$92	$73

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2020

Reconciliation of Non-GAAP Terms on As Reported Basis, in millions:

	Nine Months Ended
	September 30,
	2020	2019	2018
Net income	$186	$85	$123
Adjustments to reconcile from net income to Free Cash Flow:
Depreciation	69	60	41
Amortization of intangible assets	78	86	16
Non-cash stock-based compensation	12	10	5
Gain on disposal of assets, net	(23)	(27)	(6)
Miscellaneous expense (income), net	5	(4)	(2)
Interest expense	143	173	74
Income tax expense	67	44	43
Amortization of program broadcast rights	28	30	16
Payments for program broadcast rights	(29)	(33)	(16)
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	39	76	27
Broadcast Cash Flow Less Cash Corporate Expenses	575	500	321
Corporate and administrative expenses before depreciation, amortization of intangible assets and non-cash stock-based compensation	(39)	(76)	(27)
Broadcast Cash Flow Less Cash Corporate Expenses	536	424	294
Contributions to pension plans	(3)	(3)	(3)
Interest expense	(143)	(173)	(74)
Amortization of deferred financing costs	9	9	3
Preferred dividends	(39)	(39)	-
Purchase of property and equipment	(70)	(73)	(35)
Reimbursements of property and equipment purchases	19	32	7
Income taxes paid, net of refunds	(50)	(12)	(27)
Free Cash Flow	$259	$165	$165

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2020

Reconciliation of Net Income to Adjusted EBITDA and the Effect of Transaction Related Expenses and Certain Non-cash Expenses, in millions, except for per share information:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Net income	$122	$59	$186	$85
Adjustments to reconcile from net income to Adjusted EBITDA:
Depreciation	27	20	69	60
Amortization of intangible assets	26	29	78	86
Non-cash stock-based compensation	5	5	12	10
(Gain) loss on disposals of assets, net	(10)	(14)	(23)	(27)
Miscellaneous income, net	2	-	5	(4)
Interest expense	45	57	143	173
Income tax expense	43	23	67	44
Total	260	179	537	427
Add: Transaction Related Expenses	1	2	1	72
Adjusted EBITDA	$261	$181	$538	$499

Net income attributable to common stockholders	$109	$46	$147	$46
Add: Transaction Related Expenses and non-cash stock-based compensation	6	7	13	82
Less: Income tax expense related to Transaction Related Expenses and non-cash stock-based compensation	(2)	(2)	(3)	(21)
Net income attributable to common stockholders - excluding
Transaction Related Expenses and non-cash stock-based compensation	$113	$51	$157	$107

Net income attributable to common stockholders per common share, diluted - excluding Transaction Related Expenses and non-cash stock-based compensation	$1.18	$0.50	$1.62	$1.07

Diluted weighted-average shares outstanding	96	101	97	100

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2020

Reconciliation of Total Leverage Ratio, Net of All Cash, in millions, except for ratio

Eight Quarters Ended
September 30, 2020

Net income	$454
Adjustments to reconcile from net income to operating cash flow as defined in our Senior Credit Agreement:
Depreciation	163
Amortization of intangible assets	199
Non-cash stock-based compensation	29
Gain disposals of assets, net	(88)
Interest expense	403
Income tax expense	176
Amortization of program broadcast rights	72
Common stock contributed to 401(k) plan	9
Payments for program broadcast rights	(81)
Pension expense	(1)
Contributions to pension plans	(6)
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period	142
Transaction Related Expenses	82
Operating Cash Flow as defined in our Senior Credit Agreement	$1,553
Operating Cash Flow as defined in our Senior Credit Agreement, divided by two	$776

September 30, 2020
Adjusted Total Indebtedness:
Total outstanding principal, including current portion	$3,760
Cash	(467)
Adjusted Total Indebtedness, Net of All Cash	$3,293

Total Leverage Ratio, Net of All Cash	4.24

Gray Television, Inc.
Earnings Release for the three and nine-month periods ended September 30, 2020